PARTICIPATION AGREEMENT

                                  By and Among

                              WANGER ADVISORS TRUST

                                       And

                        COLUMBIA FUNDS DISTRIBUTOR, INC.

                                       And

                   SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                                       And

               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

         THIS AGREEMENT, made and entered into as of December 1, 2004, by and among WANGER ADVISORS TRUST, an open-end management investment company organized under the laws of the Commonwealth of Massachusetts (the "Fund"), COLUMBIA FUNDS DISTRIBUTOR, INC., a Massachusetts corporation (the "Distributor"), SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware corporation, and SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, a New York corporation (with Sun Life Assurance Company of Canada, (the "Company")), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement, as may be amended from time to time, (each account referred to as the "Account").

WHEREAS, the Fund was established for the purpose of serving as the investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies") and certain retirement plans; and


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WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a "Portfolio" and collectively, the "Portfolios"); and

WHEREAS, the Fund has received an order (No. 812-10198 dated December 18, 1996) from the Securities & Exchange Commission (the "SEC") granting Participating Insurance Companies and their separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940 (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund and each Portfolio thereof to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies (the "Exemptive Order"); and

WHEREAS, the Company has registered or, prior to offering for sale will register, certain variable annuity contracts and/or variable life insurance polices (the "Contracts") under the Securities Act of 1933 (the "1933 Act"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule 2 to this Agreement, as may be amended from time to time, on behalf of the Account to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE I.        SALE AND REDEMPTION OF FUND SHARES

1.1. The Fund will sell to the Company those shares of the Portfolios that each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund (or its agent). Shares of a particular Portfolio of the Fund will be ordered in such quantities and at such times as determined by the Company



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       to be necessary to meet the requirements of the Contracts. The Board of
       Trustees of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio, including, but not limited to, if the Fund determines that trading activity represents market timing or trading activity is disruptive and may potentially harm the Fund(s).

1.2. The Fund will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Fund (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of a Portfolio. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 1.12, and (ii) the Fund may delay redemption of Fund shares of any Portfolio to the extent permitted by the 1940 Act and any rules thereunder, or as described in a Portfolio's prospectus.

1.3. For purposes of Sections 1.1 and 1.2, the Fund hereby appoints the Company as its agent for the limited purpose of receiving purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company will constitute receipt by the Fund provided that: (a) such orders are received by the Company in good order by 4:00 p.m. Eastern Time; (b) such orders are received by the Company prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such time referred to as the "Close of Trading"); and (c) the Fund receives notice of such orders no later than 9:30 a.m. Eastern Time (and shall use best efforts to provide such notice by 9:00 a.m. Eastern Time) on the next following Business Day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

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1.4.   The Company will pay for a purchase order on the same Business Day as the
       Fund receives notice of the purchase order in accordance with Section 1.3(c). Payment for such purchase order will be made in Federal funds transmitted by wire to the Fund. Such wire transfer will be initiated by the Company's bank by 1:00 p.m. Eastern Time. The Fund will pay for a redemption order on the same Business Day as the Fund receives notice of the redemption order in accordance with Section 1.3. Payment for such redemption order will be made in Federal funds transmitted by wire to the Company or any other person properly designated in writing by the Company. The Fund reserves the right to suspend payment consistent with
       Section 22(e) of the Investment Company Act of 1940, as amended (the
       "1940 Act") and any rules thereunder. If payment for a redemption order would require a Portfolio to dispose of portfolio securities or otherwise incur additional costs, payment will be made within five days and the Fund will promptly notify the Company of such delay. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone will be responsible for such action.

1.5. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.6. The Fund will furnish same-day notice (by wire or telephone, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

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

1.7. The Fund will make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Fund will use its reasonable best efforts to make such net asset value per share available by 5:30 p.m. Eastern Time, and will use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern Time each Business Day. The Fund will notify the Company as soon as possible if it is determined that the net asset value per share will be available after 6:00 p.m. Eastern Time on any Business Day, and the Fund and the Company will mutually agree upon a final deadline for timely receipt of the net asset value on such Business Day.

1.8. Any material errors in the calculation of net asset value, dividends or capital gain information will be reported promptly upon discovery to the Company. An error will be deemed "material" based on the Fund's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. If the Company is provided with materially incorrect net asset value information, the Company will be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Neither the Fund, the Adviser, nor any of their affiliates will be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company to the Fund or the Adviser.

1.9. The Fund agrees that its shares will be sold only to Participating Insurance Companies and certain retirement plans and their separate accounts to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund shares will be used only for the purposes of funding the Accounts listed in Schedule 1, as amended from time to time.

1.10. The Company and the Fund acknowledge that the arrangement contemplated by this Agreement is not exclusive; and the cash value of the Contracts may be invested in other investment companies.

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

1.11. The Fund agrees that all Participating Insurance Companies will have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 3.4 and
     Article IV of this Agreement.

1.12. The Company may withdraw the Account's investment in the Fund or a series thereof only: (i) as necessary to facilitate Contract owner requests; (ii) upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (x) some or all Contract owners or owners of other variable annuity contracts and variable life insurance policies supported by accounts investing assets attributable thereto in the Fund or
     (y) some or all of the Participating Insurance Companies and/or a person or plan that qualifies to purchase shares of the Fund that is investing in the Fund; or (iii) in the event that shares of another investment company are substituted for Portfolio shares in accordance with the terms of the Contracts upon the (x) requisite vote of the Contract owners having an interest in the affected Portfolio and the requisite written consent of the Fund (unless otherwise required by applicable law); (y) upon issuance of an SEC exemptive order pursuant to Section 26(b) of the 1940 Act permitting such substitution; or (z) as may otherwise be permitted under applicable law.

ARTICLE II.        REPRESENTATIONS AND WARRANTIES

2.1.   The Company represents and warrants that:

       (a) it is an insurance company duly organized and in good standing under applicable law;

       (b) it has legally and validly established or, prior to offering the Contracts for sale will legally and validly establish, each Account as a separate account under applicable state law;

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

       (c) it has registered or, prior to offering the Contracts for sale will register, to the extent necessary each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts;

       (d) it has filed or will file to the extent necessary the Contracts' registration statements under the 1933 Act and these registration statements will be declared effective by the SEC prior to offering the Contracts;

       (e) the Contracts will be filed and qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered prior to the sale of Contracts in such states;

       (f) it will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law, but in any event it will maintain a current effective Contracts' and Account's registration statement for so long as the Contracts are outstanding unless the Company has supplied the Fund with an SEC no-action letter, opinion of counsel or other evidence satisfactory to the Fund's counsel to the effect that maintaining such registration statement on a current basis is no longer required;

       (g) it has adopted and implemented internal controls reasonably designed to prevent purchase and redemption orders received after the Close of Trading on any given Business Day from being aggregated with orders received before the Close of Trading on that Business Day; and

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

       (h) all orders that the Company transmits to the Fund or its agent for processing as of a particular Business Day will relate only to instructions received by the Company prior to the Close of Trading on that Business Day.

2.2. The Company represents and warrants that the Contracts are intended to be treated as annuity or life insurance contracts under applicable provisions of the Internal Revenue Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3.   The Fund represents and warrants that:

       (a) it is duly organized and validly existing under applicable state law;

       (b) it has registered with the SEC as an open-end management investment company under the 1940 Act;

       (c) Fund shares of the Portfolios offered and sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law;

       (d)    it is registered under the 1940 Act;

       (e) it will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares;

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

       (f) it believes that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future; and

       (g) it will qualify the shares of the Portfolios for sale in accordance with the laws of the various states to the extent deemed advisable by the Fund. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Fund agrees that it will furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states.

2.4. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Fund Board, a majority of whom are not "interested" persons of the Fund and have no direct or indirect financial interest in the operation of the plan or in any agreement related to the plan, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.5. The Fund represents and warrants that it believes that the Fund's investment policies are in material compliance with any investment restriction set forth in Schedule 3, including restrictions relating to the diversification requirements for variable annuity, endowment, or life insurance contracts as set forth in Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, as amended from time to time. Without limiting the scope of the foregoing, the Fund further represents and warrants that it believes that it currently

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       complies with Section 817(h) of the Internal Revenue Code and Treasury
       Regulation 1.817-5, as amended from time to time, and any amendments or other modifications to such Section or Regulation. In the event of a breach of this representation and warranty, the Fund will take all reasonable steps:

       (a)    to notify the Company of such breach; and

       (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

2.6. Each party represents and warrants that, as applicable, all of its directors, officers, employees, investment advisers, and other individuals/entities each having access to the funds and/or securities of the Fund are and will continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.  OBLIGATIONS OF THE PARTIES

3.1. The Fund will prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund will bear the costs of registration and qualification of its shares, preparation and filing of documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

3.2. At the option of the Company, the Fund will either: (a) provide the Company with as many copies of the Fund's current prospectus, statement of additional information,

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       annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company will reasonably request; or (b) provide the Company with a camera-ready copy, computer disk or other medium agreed to by the parties of such documents in a form suitable for printing. The Fund will bear the cost of typesetting and printing such documents and of distributing such documents to existing Contract owners. The Company will bear the cost of distributing such documents to prospective Contract owners and applicants as required.

3.3.   The Fund, at its expense, either will:

       (a) distribute its proxy materials directly to the appropriate Contract owners; or

       (b) provide the Company or its mailing agent with copies of its proxy materials in such quantity as the Company will reasonably require and the Company will distribute the materials to existing Contract owners and will bill the Fund for the reasonable cost of such distribution. The Fund will bear the cost of tabulation of proxy votes.

3.4. With respect to any matter put to vote of the holders bf Fund shares or Portfolio shares ("Voting Shares"), if and to the extent required by law, the Company will:

       (a) provide for the solicitation of voting instructions from Contract owners;

       (b) vote Voting Shares of each Portfolio held in the Account in accordance with instructions or proxies timely received from Contract owners; and

       (c) vote Voting Shares of the Portfolios held in the Account for which no timely instructions have been received, in the same proportion as Voting Shares of such Portfolio for which instructions have been received from the Company's Contract owners;

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              so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that voting privileges for the Account are determined in a manner consistent with the provisions set forth above.

3.5. The Company will prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, prospectuses and statements of additional information of the Contracts. The Company will bear the cost of registration and qualification of the Contracts and preparation and filing of documents listed in this Section 3.5. The Company also will bear the cost of typesetting, printing and distributing the documents listed in this
       Section 3.5 to existing and prospective Contract owners.

3.6. The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Fund or the Adviser reasonably objects to such use within five (5) Business Days after receipt of such material.

3.7. The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for Fund shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or the Adviser for distribution, or in sales literature or other material provided by the Fund or by the Adviser, except with the written permission of the Fund or the Adviser. The

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       Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis. Nothing in this Section 3.7 will be construed as preventing the Company or its employees or agents from giving advice on investment in the Fund.

3.8. The Distributor will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company reasonably objects to such use within five
       (5) Business Days after receipt of such material.

3.9. The Fund and the Distributor will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with the written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

3.10. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC.

3.11. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, that relate to the Contracts or each Account, promptly after the filing of such document with the SEC.

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

3.12. For purposes of this Article III, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical), radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the rules of the National Association of Securities Dealers, Inc. (the "NASD"), the 1933 Act or the 1940 Act.

3.13. The Fund and the Distributor hereby consent to the Company's use of the name Nations Separate Account Trust and the names of the Portfolios listed on Schedule 2, as may be amended from time to time, in connection with marketing the Contracts, subject to the terms of Sections 3.6 and
       3.7 of this Agreement. Such consent will terminate with the termination of this Agreement.

3.14. The Distributor will be responsible for arranging for the calculation of the performance information for the Fund. The Company will be responsible for calculating the performance information for the Contracts. As between the Company and the Distributor, the Distributor will be liable to the Company for any material mistakes it makes in calculating the performance information for the Fund which cause losses to the Company. The Company will be liable to the Distributor for any material mistakes it makes in calculating the performance information for the Contracts that cause losses to

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

       the Distributor. Each party will be liable for any material mistakes it makes in reproducing the performance information for Contracts or the Fund, as appropriate. The Fund and the Distributor agree to provide the Company with performance information for the Fund on a timely basis to enable the Company to calculate performance information for the Contracts in accordance with applicable state and federal law.

ARTICLE IV.  POTENTIAL CONFLICTS

4.1. The Fund Board will monitor the Fund for the existence of any irreconcilable material conflict among the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance contract owners; (f) a decision by an insurer to disregard the voting instructions of contract owners; or (g) if applicable, a decision by a Qualified Entity to disregard the voting instructions of a person participating in such entity. The Fund Board will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. A majority of the Fund Board will consist of persons who are not "interested" persons of the Fund.

4.2. The Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund

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

       Board whenever Contract owner voting instructions are to be disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.

4.3. If it is determined by a majority of the Fund Board, or a majority of its disinterested trustees, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being



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       implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

4.6. For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund or the Adviser be required to establish a new funding medium for the Contracts. The Company will not be required by this Article IV to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

4.7. The Company will at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Fund Board.

4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then: (a) the Fund and/or the Company, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 4.1, 4.2, 4.3, 4.4, and 4.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

4.9. The Company, or any affiliate, will maintain at its home office, available to the SEC (a) a list of its officers, directors and employees who participate directly in the management or administration of any Accounts and/or (b) a list of its agents who, as registered representatives, offer and sell Contracts.

ARTICLE V.  INDEMNIFICATION

5.1.   Indemnification By The Company

       (a) The Company agrees to indemnify and hold harmless the Fund and each person, if any, who controls or is associated with the Fund within the meaning of such terms under the federal securities laws (but not any Participating Insurance Companies or Qualified Entities) and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 5.1) against any and all losses, claims, expenses, damages, liabilities, joint or several (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

              (1) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

              (2) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund in writing by or on behalf of the Company or persons under its control; or

              (3) arise out of or are based on any wrongful conduct of, or violation of applicable federal or state law by, the Company or persons under its control or subject to its authorization or supervision with respect to the purchase of Fund shares or the sale, marketing or distribution of the Contracts; or

              (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; (including but not limited to a failure, whether unintentional or in good faith or otherwise, to comply with the provisions of Section 2.2 of the Agreement, unless such failure is a result of the Fund's material breach of the Agreement);

              (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or persons under its control or subject to its authorization or supervision;

              (6) arise out of any failure by the Company to prevent orders received after the Close of Trading on a Business Day from being aggregated and communicated to the Fund or its agent with orders received before the Close of Trading on that Business Day; or

              (7) arise out of any errors within the reasonable control of the Company that result in late transmission of orders to the Fund or its agent;

                     except to the extent provided in Sections 5.1(b) and 5,3 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

       (b) No party will be entitled to indemnification under Section 5.1(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

       (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

5.2.   Indemnification By The Fund and the Distributor

       (a) The Fund and Distributor agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 5.2) against any and all losses, claims, expenses, damages, liabilities, joint or several (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

              (1) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or other information on the Fund or Distributor provided in writing to the Company (or any amendment or supplement to any of the foregoing), or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or Distributor in writing by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

              (2) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Contract registration statement, prospectus or statement of additional information or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Fund, the Distributor or persons under their control; or

              (3) arise out of or are based on any wrongful conduct of, or violation of applicable federal and state law by, the Fund, the Distributor or persons under their control or subject to their authorization with respect to the sale of Fund shares; or

              (4) arise as a result of any failure by the Fund, the Distributor or persons under its control or subject to its authorization to provide the services and furnish the materials under the terms of this Agreement including, but not limited to, a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in
                     Section 2.5 of this Agreement or any material errors in or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate (referred to in this Section 5.2(a)(4) as an "error"); provided, that the foregoing will not apply where such error is the result of incorrect information supplied by or on behalf of the Company to the Fund, and will be limited to (i) reasonable administrative costs necessary to correct such error, provided that the Fund and Distributor have approved such costs and the method in which the error is to be corrected, which approval will not be unreasonably withheld, and (ii) amounts which the Company has paid out of its own resources to make Contract owners whole as a result of such error; or

              (5) arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by the Fund, the Distributor or persons under their respective control or subject to their authorization or supervision;

              except to the extent provided in Sections 5.2(b) and 5.3 hereof.

       (b) No party will be entitled to indemnification under Section 5.2(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

       (c) The Indemnified Parties will promptly notify the Fund and Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

5.3.   Indemnification Procedure

       Any person obligated to provide indemnification under this Article V ("Indemnifying Party" for the purpose of this Section 5.3) will not be liable under the indemnification provisions of this Article V with respect to any claim made against a party entitled to indemnification under this Article V ("Indemnified Party" for the purpose of this Section 5.3) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article V, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article V. The indemnification provisions contained in this Article V will survive any termination of this Agreement.

5.4.   Limitation of Liability

       Except as expressly stated herein, as between the parties, in no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, punitive or exemplary damages of any kind arising from this Agreement, including without limitation, lost revenues, loss of profits or loss of business.

5.5.   Arbitration

       Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three, one of whom will be appointed by the Company or an affiliate; one of whom will be appointed by the Fund and/or the Adviser or an affiliate; and the third of whom will be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority. The place of arbitration will be agreed to by the parties. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Any party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. The arbitrators will issue their decision in writing and each party will bear its own costs unless determined otherwise by the arbitrators.

ARTICLE VI.  APPLICABLE LAW

6.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Massachusetts.

6.2. This Agreement will be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934 and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE VII. TERMINATION

7.1.   This Agreement will terminate:

       (a) at the option of any party, with or without cause, with respect to some or all of the Portfolios, upon sixty (60) days' advance written notice to the other party or, if the Company is required to obtain exemptive relief from the SEC to effect a substitution of some or all of the Portfolios, such later date as such exemptive order is received by the Company, unless otherwise agreed to in writing by the parties;

       (b) upon 30 days' notice by the Company to the Fund if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company, and the Fund, after receiving written notice from the Company of such non-availability, fails to make available a sufficient number of Fund shares to meet the requirements of the Contracts within five days after receipt thereof; or

       (c) at the option of the Company, upon receipt of the Company's written notice by the Fund, with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

       (d) upon 30 days' notice by the Fund to the Company upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

       (e) upon 30 days' notice by the Company to the Fund, upon institution of formal proceedings against the Fund or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, regarding the Fund's or the Adviser's duties under this Agreement or related to the sale of Fund shares or the administration of the Fund, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's ability to perform its obligations under this Agreement; or

       (f) upon 30 days' notice by the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes, based on an opinion of counsel reasonably satisfactory to the Fund, that the Fund may fail to so qualify and the Fund, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

       (g) upon 30 days' notice by the Company to the Fund if the Fund fails to meet the diversification requirements specified in Article II hereof and the Fund fails to provide reasonable assurance that it will take action to cure or correct such failure; or

       (h) upon 30 days' written notice by one party to another upon the other party's material breach of any provision of this Agreement; or

       (i) upon 60 days' written notice by the Company, if the Company determines in its sole judgment exercised in good faith, that the Fund has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

       (j) upon 60 days' written notice by the Fund to the Company, if the Fund determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund; or

       (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

       (l) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (i) all contract owners of variable insurance products of all separate accounts; or (ii) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article IV of this Agreement; or

       (m) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

       (n) upon 30 day's notice by the Fund to the Company if the Contracts cease to qualify as annuity or life insurance contracts under the Internal Revenue Code, or the Fund reasonably and in good faith believes, based on an opinion of counsel reasonably satisfactory to the Company, that the Contracts may fail to so qualify.

7.2. Notwithstanding any termination of this Agreement, the Fund and the Adviser will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 7.2 will not apply to any terminations under Article IV and the effect of such Article IV terminations will be governed by Article IV of this Agreement.

7.3. The provisions of Article V will survive the termination of this Agreement and as long as shares of the Fund are held under Existing Contracts in accordance with Section 7.2, the provisions of this Agreement will survive the termination of this Agreement with respect to those Existing Contracts.

ARTICLE VIII.  NOTICES

Any notice will be deemed duly given when sent by registered or certified mail (or other method agreed to by the parties) to each other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

         If to SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.):
                  One Sun Life Executive Park
                  Wellesley Hills, MA 02481
                  ATTN: Jeff Rossbach

         With a copy to:
                  Scott Davis
                  ATTN: General Counsel's Office

         If to SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
                  One Sun Life Executive Park
                  Wellesley Hills, MA 02481
                  ATTN: Jeff Rossbach

         With a copy to:
                  Scott Davis
                  ATTN: General Counsel's Office

         If to the Fund or the Adviser:
                 Columbia Funds Distributor, Inc.
                 One Financial Center
                 Boston, MA 02111
                 Attn: Co-President

         With a copy to: Counsel/Columbia Funds Distributor, Inc.
                         One Financial Center Boston, MA 02111

ARTICLE IX.  MISCELLANEOUS

9.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, trustees, officers, partners, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

9.2. Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

       (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of the Company and its subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this Section 9.2), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

       (b) Neither the Fund nor the Adviser may use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to Fund and/or Adviser as set forth in the Agreement; and the Fund and the Adviser agree to cause all their employees, agents and representatives, or any other party to whom the Fund and/or the Adviser may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

       (c) The Fund and the Adviser acknowledge that all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties.

       (d) The Fund and the Adviser agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; the Fund and the Adviser further agree to cause all their agents, representatives or subcontractors of, or any other party to whom the Fund and/or the Adviser may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 9.2.

       (e) The Fund and the Adviser acknowledge that any breach of the agreements in this Section 9.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

9.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

9.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

9.5. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

9.6. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

9.7. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

9.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

9.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

9.10. A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this instrument are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets of and property of the Fund or the Portfolios, as series of the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date specified above.

WANGER ADVISORS TRUST                    COLUMBIA FUNDS DISTRIBUTOR, INC.
By: /s/ Bruce H. Lauer                   By: /s/ Donald E. Froude
    --------------------------------         -----------------------------------
Name: Bruce H. Lauer                     Name: Donald E. Froude
Title: Treasurer                         Title: Treasurer

SUN LIFE ASSURANCE COMPANY OF            SUN LIFE INSURANCE AND ANNUITY
CANADA (U.S.)                            COMPANY OF NEW YORK
For the President                        For the President
By: /s/ Mary M. Fay                      By: /s/ Mary M. Fay
    --------------------------------         -----------------------------------
Name: Mary M. Fay                        Name: Mary M. Fay
Title: Vice President                    Title: Vice President

For the Secretary                        For the Secretary
By: /s/ Susan Lazzo                      By: /s/ Susan Lazzo
    --------------------------------         -----------------------------------
Name: Susan Lazzo                        Name: Susan Lazzo
Title: Senior Counsel                    Title: Senior Counsel

                                   SCHEDULE 1

                             PARTICIPATION AGREEMENT

                                  By and Among

                              WANGER ADVISORS TRUST

                                       And

                        COLUMBIA FUNDS DISTRIBUTOR, INC.

                                       And

                   SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                                       And

               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

The following Accounts of LIFE INSURANCE COMPANY are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

Sun Life of Canada (U.S.) Separate Account F
Sun Life (N.Y.) Separate Account C

                                   SCHEDULE 2

                             PARTICIPATION AGREEMENT

                                  By and Among

                              WANGER ADVISORS TRUST

                                       And

                        COLUMBIA FUNDS DISTRIBUTION, INC.

                                       And

                   SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                                       And

               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

The Accounts shown on Schedule 1 may invest in the following Portfolios:

         Wanger Select Fund
         Wanger US Smaller Companies Fund

                                   SCHEDULE 3

                             PARTICIPATION AGREEMENT

                                  By and Among

                              WANGER ADVISORS TRUST

                                       And

                        COLUMBIA FUNDS DISTRIBUTOR, INC.

                                       And

                   SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                                       And

               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

The following investment restrictions apply to the Fund's investment policies:

                               WANGER SELECT FUND

Investment Restrictions

      Excerpts from the Prospectus and Statement of Additional Information dated May 1, 2004

      Prospectus - Wanger Select Fund

INVESTMENT GOAL-WANGER SELECT
Wanger Select seeks long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGY
Wanger Select invests primarily in the stocks of medium- to larger-size U.S. companies. Wanger Select is a non-diversified fund that takes advantage of its adviser's research and stock-picking capabilities to invest in a limited number of companies (between 20-40) with market capitalizations under $15 billion at the time of investment, offering the potential to provide above-average growth over time. Wanger Select believes that companies within this capitalization range, which are not as well known by financial analysts, may offer higher return potential than the stocks of companies with capitalizations above $15 billion.

Wanger Select typically looks for companies with:

o      A strong business franchise that offers growth potential.
o      Products and services that give the company a competitive advantage.
o A stock price that the Fund's adviser believes is reasonable relative to the assets and earning power of the company.

The portfolio manager may sell a portfolio holding if the security reaches the portfolio manager's price target or if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks. The portfolio manager may also sell a portfolio holding to fund redemptions.

TEMPORARY DEFENSIVE POSITIONS

At times, CWAM may determine that adverse market conditions make it desirable to temporarily suspend the Fund's normal investment activities. During such times, the Fund may, but is not required to, invest in cash or high-quality, short-term debt securities, without limit. Taking a temporary defensive position may prevent the Fund from achieving its investment goal.

HEDGING STRATEGIES

The Fund may enter into a number of hedging strategies, including those that employ futures and options, to gain or reduce exposure to particular securities or markets. These strategies, commonly referred to as derivatives, involve the use of financial instruments whose values depend on, or are derived from, the value of an underlying security, index or currency. The Fund may use these strategies to adjust the Fund's sensitivity to changes in interest rates or for other hedging purposes (i.e. attempting to offset a potential loss in one position by establishing an interest in an opposite position). Derivative strategies involve the risk that they may exaggerate a loss, potentially losing more money than the actual cost of the underlying security, or limit a potential gain. Also, with some derivative strategies there is the risk that the other party to the transaction may fail to honor its contract terms, causing a loss to the Fund.

PORTFOLIO TURNOVER

The Fund does not have limits on portfolio turnover. Turnover may vary significantly from year to year. CWAM does not expect the Fund's turnover to exceed 125% under normal conditions. Portfolio turnover increases transaction expenses, which reduce the Fund's return.

Statement of Additional Information - Wanger Select Fund

Wanger Select operates under the investment restrictions listed below. Restrictions numbered 1 through 11 are fundamental policies which may not be changed for a Fund without approval of a majority of the outstanding voting shares of a Fund, defined as the lesser of the vote of (a) 67% of the shares of a Fund at a meeting where more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of a Fund. Other restrictions are not fundamental policies and may be changed with respect to a Fund by the Trustees without shareholder approval.


                                      S-3A

Wanger Select may not:

1. Acquire securities of any one issuer, which at the time of investment (a) represent more than 10% of the voting securities of the issuer or (b) have a value greater than 10% of the value of the outstanding securities of the issuer;

2. With respect to 50% of its total assets, purchase the securities of any issuer (other than cash items and U.S. government securities and securities of other investment companies) if such purchase would cause the Fund's holdings of that issuer to exceed more than 5% of the Fund's total assets;

3. Invest more than 25% of its total assets in a single issuer (other than U.S. government securities);

4. Invest more than 25% of its total assets in the securities of companies in a single industry (excluding U.S. government securities);

5. Make loans, but this restriction shall not prevent the Fund from (a) investing in debt securities, (b) investing in repurchase agreements, or (c) lending its portfolio securities, provided that it may not lend securities if, as a result, the aggregate value of all securities loaned would exceed 33% of its total assets (taken at market value at the time of such loan);

6. Borrow money except (a) from banks for temporary or emergency purposes in amounts not exceeding 33% of the value of the Fund's total assets at the time of borrowing, and (b) in connection with transactions in options, futures, and options on futures;

7. Underwrite the distribution of securities of other issuers; however, the Fund may acquire "restricted" securities which, in the event of a resale, might be required to be registered under the Securities Act of 1933 on the ground that the Fund could be regarded as an underwriter as defined by that act with respect to such resale;

8. Purchase and sell real estate or interests in real estate, although it may invest in marketable securities of enterprises which invest in real estate or interests in real estate;

9. Purchase and sell commodities or commodity contracts, except that it may enter into (a) futures and options on futures and (b) foreign currency contracts;

10. Make margin purchases of securities, except for use of such short-term credits as are needed for clearance of transactions and except in connection with transactions in options, futures, and options on futures;

11. Issue any senior security except to the extent permitted under the Investment Company Act of 1940.

Wanger Select is also subject to the following restrictions and policies, which are not fundamental and may be changed by the Trustees without shareholder approval. Wanger Select may not:

(a) Invest in companies for the purpose of management or the exercise of control;

(b) Acquire securities of other registered investment companies except in compliance with the Investment Company Act of 1940;

(c) Invest more than 15% of its net assets (valued at time of investment) in illiquid securities, including repurchase agreements maturing in more than seven days;


                                      S-3B

(d) Pledge, mortgage or hypothecate its assets, except as may be necessary in connection with permitted borrowings or in connection with short sales, options, futures, and options on futures;

(e) Make short sales of securities unless the Fund owns at least an equal amount of such securities, or owns securities that are convertible or exchangeable, without payment of further consideration, into at least an equal amount of such securities;

(f) Invest more than 15% of its total assets in the securities of foreign issuers.

Notwithstanding the foregoing investment restrictions, the Fund may purchase securities pursuant to the exercise of subscription rights, provided that such purchase will not result in the Fund's ceasing to be a diversified investment company. Japanese and European corporations frequently issue additional capital stock by means of subscription rights offerings to existing shareholders at a price substantially below the market price of the shares. The failure to exercise such rights would result in a Fund's interest in the issuing company being diluted. The market for such rights is not well developed in all cases and, accordingly, the Fund may not always realize full value on the sale of rights. The exception applies in cases where the limits set forth in the investment restrictions would otherwise be exceeded by exercising rights or would have already been exceeded as a result of fluctuations in the market value of the Fund's portfolio securities with the result that the Fund would be forced either to sell securities at a time when it might not otherwise have done so, or to forego exercising the rights.

The Fund is also subject to the following additional restrictions and policies under certain applicable insurance laws pertaining to variable annuity contract separate accounts. These policies and restrictions are not fundamental and may be changed by the Trustees without shareholder approval:

(a) The Fund will be invested in a minimum of five different foreign countries at all times, except that this minimum is reduced to four when foreign country investments comprise less than 80% of the value of the Fund's net assets; to three when less than 60% of such value; to two when less than 40%; and to one when less than 20%.

(b) The Fund will have no more than 20% of its net assets invested in securities of issuers located in any one country; except that a Fund may have an additional 15% of its net assets invested in securities of issuers located in any one of the following countries: Australia; Canada; France; Japan; the United Kingdom; or Germany.

(c) The Fund may not acquire the securities of any issuer if, as a result of such investment, more than 10% of the Fund's total assets would be invested in the securities of any one issuer, except that this restriction shall not apply to U.S. Government securities or foreign government securities; and the Fund will not invest in a security if, as a result of such investment, it would hold more than 10% of the outstanding voting securities of any one issuer.

(d) The Fund may borrow no more than 10% of the value of its net assets when borrowing for any general purpose and 25% of net assets when borrowing as a temporary measure to facilitate redemptions.


                                      S-3C

If a percentage limit with respect to any of the foregoing fundamental and non-fundamental policies is satisfied at the time of investment or borrowing, a later increase or decrease in a Fund's assets will not constitute a violation of the limit.

                       WANGER U.S. SMALLER COMPANIES FUND

Investment Restrictions

      Excerpts from the Prospectus and Statement of Additional Information dated May 1, 2004

      Prospectus- Wanger U.S. Smaller Companies Fund

INVESTMENT GOAL-WANGER U.S. SMALLER COMPANIES
Wanger U.S. Smaller Companies seeks long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGY

The Fund invests primarily in the stocks of small- and medium-size U.S. companies. Wanger U.S. Smaller Companies generally invests in stocks of companies with market capitalizations of less than $5 billion at the time of purchase. As long as a stock continues to meet the Fund's other investment criteria, the Fund may choose to hold the stock even if it grows beyond an arbitrary capitalization limit. Wanger U.S. Smaller Companies believes that these smaller companies, which are not as well known by financial analysts, may offer higher return potential than the stocks of larger companies. Wanger U.S. Smaller Companies typically looks for companies with:

o      A strong business franchise that offers growth potential.
o      Products and services that give the company a competitive advantage.
o A stock price that the Fund's adviser believes is reasonable relative to the assets and earning power of the company.

Under normal circumstances, Wanger U.S. Smaller Companies invests at least 80% of its net assets (plus any borrowings for investment purposes), at market value at the time of investment, in companies with total stock market capitalizations of $5 billion or less. Likewise, under normal market conditions, Wanger U.S. Smaller Companies invests at least 80% of its net assets (plus any borrowings for investment purposes) in domestic securities. The portfolio manager may sell a portfolio holding if the security reaches the portfolio manager's price target or if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks. The portfolio manager may also sell a portfolio holding to fund redemptions.


                                      S-3D

TEMPORARY DEFENSIVE POSITIONS

At times, CWAM may determine that adverse market conditions make it desirable to temporarily suspend the Fund's normal investment activities. During such times, the Fund may, but is not required to, invest in cash or high-quality, short-term debt securities, without limit. Taking a temporary defensive position may prevent the Fund from achieving its investment goal.

HEDGING STRATEGIES

The Fund may enter into a number of hedging strategies, including those that employ futures and options, to gain or reduce exposure to particular securities or markets. These strategies, commonly referred to as derivatives, involve the use of financial instruments whose values depend on, or are derived from, the value of an underlying security, index or currency. The Fund may use these strategies to adjust the Fund's sensitivity to changes in interest rates or for other hedging purposes (i.e. attempting to offset a potential loss in one position by establishing an interest in an opposite position). Derivative strategies involve the risk that they may exaggerate a loss, potentially losing more money than the actual cost of the underlying security, or limit a potential gain. Also, with some derivative strategies there is the risk that the other party to the transaction may fail to honor its contract terms, causing a loss to the Fund.

PORTFOLIO TURNOVER

The Fund does not have limits on portfolio turnover. Turnover may vary significantly from year to year. CWAM does not expect the Fund's turnover to exceed 65% under normal conditions. Portfolio turnover increases transaction expenses, which reduce the Fund's return.

    Statement of Additional Information - Wanger U.S. Smaller Companies Fund


INVESTMENT RESTRICTIONS

U.S. Smaller Companies operates under the investment restrictions listed below.

Restrictions numbered I through 10 are fundamental policies which may not be changed for a Fund without approval of a majority of the outstanding voting shares of a Fund, defined as the lesser of the vote of (a) 67% of the shares of a Fund at a meeting where more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of a Fund. Other restrictions are not fundamental policies and may be changed with respect to a Fund by the Trustees without shareholder approval.

U.S. Smaller Companies may not:

1. With respect to 75% of the value of the Fund's total assets, invest more than 5% of its total assets (valued at the time of investment) in securities of a single issuer, except securities issued or guaranteed by the government of the U.S., or any of its agencies or instrumentalities;

2. Acquire securities of any one issuer that at the time of investment (a) represent more than 10% of the voting securities of the issuer or (b) have a value greater than 10% of the value of the outstanding securities of the issuer;


                                      S-3E

3. Invest more than 25% of its assets (valued at the time of investment) in securities of companies in any one industry;

4. Make loans, but this restriction shall not prevent the Fund from (a) buying a part of an issue of bonds, debentures, or other obligations that are publicly distributed, or from investing up to an aggregate of 15% of its total assets (taken at market value at the time of each purchase) in parts of issues of bonds, debentures or other obligations of a type privately placed with financial institutions, (b) investing in repurchase agreements, or (c) lending portfolio securities, provided that it may not lend securities if, as a result, the aggregate value of all securities loaned would exceed 33% of its total assets (taken at market value at the time of such loan); [Note: The Fund has no present intention of lending its portfolio securities.]

5. Borrow money except (a) from banks for temporary or emergency purposes in amounts not exceeding 33% of the value of the Fund's total assets at the time of borrowing, and (b) in connection with transactions in options, futures and options on futures; [State insurance laws currently restrict a Fund's borrowings to facilitate redemptions to no more than 25% of the Fund's net assets.]

6. Underwrite the distribution of securities of other issuers; however, the Fund may acquire "restricted" securities which, in the event of a resale, might be required to be registered under the Securities Act of 1933 on the ground that the Fund could be regarded as an underwriter as defined by that act with respect to such resale; but the Fund will limit its total investment in restricted securities and in other securities for which there is no ready market, including repurchase agreements maturing in more than seven days, to not more than 15% of its net assets at the time of acquisition;

7. Purchase and sell real estate or interests in real estate, although it may invest in marketable securities of enterprises which invest in real estate or interests in real estate;

8. Purchase and sell commodities or commodity contracts, except that it may enter into (a) futures and options on futures and (b) forward contracts;

9. Make margin purchases of securities, except for use of such short-term credits as are needed for clearance of transactions and except in connection with transactions in options, futures and options on futures;

10. Issue any senior security except to the extent permitted under the Investment Company Act of 1940.

U.S. Smaller Companies is also subject to the following restrictions and policies, which are not fundamental and may be changed by the Trustees without shareholder approval. U.S. Smaller Companies may not:


                                      S-3F

(a) under normal circumstances, invest less than 80% of its net assets (plus any borrowings for investment purposes), at market value at the time of investment, in companies with total stock market capitalizations of $5 billion or less. U.S. Smaller Companies will notify shareholders at least 60 days prior to any change in its 80% policy;

(b) under normal circumstances, invest less than 80% of its net assets (plus any borrowings for investment purposes) in domestic securities. U.S. Smaller Companies will notify shareholders at least 60 days prior to any change in its 80% policy;

(c) Invest in companies for the purpose of management or the exercise of control;

(d) Acquire securities of other registered investment companies except in compliance with the Investment Company Act of 1940 and applicable state law;

(e) Pledge, mortgage or hypothecate its assets, except as may be necessary in connection with permitted borrowings or in connection with short sales, options, futures and options on futures;

(f) Sell securities short or maintain a short position.

Notwithstanding the foregoing investment restrictions, the Fund may purchase securities pursuant to the exercise of subscription rights, provided that such purchase will not result in the Fund's ceasing to be a diversified investment company. Japanese and European corporations frequently issue additional capital stock by means of subscription rights offerings to existing shareholders at a price substantially below the market price of the shares. The failure to exercise such rights would result in a Fund's interest in the issuing company being diluted. The market for such rights is not well developed in all cases and, accordingly, the Fund may not always realize full value on the sale of rights. The exception applies in cases where the limits set forth in the investment restrictions would otherwise be exceeded by exercising rights or would have already been exceeded as a result of fluctuations in the market value of the Fund's portfolio securities with the result that the Fund would be forced either to sell securities at a time when it might not otherwise have done so, or to forego exercising the rights.

The Fund is also subject to the following additional restrictions and policies under certain applicable insurance laws pertaining to variable annuity contract separate accounts. These policies and restrictions are not fundamental and may be changed by the Trustees without shareholder approval:

(a) The Fund will be invested in a minimum of five different foreign countries at all times, except that this minimum is reduced to four when foreign country investments comprise less than 80% of the value of the Fund's net assets; to three when less than 60% of such value; to two when less than 40%; and to one when less than 20%.


                                      S-3G

(b) The Fund will have no more than 20% of its net assets invested in securities of issuers located in any one country; except that a Fund may have an additional 15% of its net assets invested in securities of issuers located in any one of the following countries: Australia; Canada; France; Japan; the United Kingdom; or Germany.

(c) The Fund may not acquire the securities of any issuer if, as a result of such investment, more than 10% of the Fund's total assets would be invested in the securities of any one issuer, except that this restriction shall not apply to U.S. Government securities or foreign government securities; and the Fund will not invest in a security if, as a result of such investment, it would hold more than 10% of the outstanding voting securities of any one issuer.

(d) The Fund may borrow no more than 10% of the value of its net assets when borrowing for any general purpose and 25% of net assets when borrowing as a temporary measure to facilitate redemptions.

If a percentage limit with respect to any of the foregoing fundamental and non-fundamental policies is satisfied at the time of investment or borrowing, a later increase or decrease in a Fund's assets will not constitute a violation of the limit.


                                      S-3H